UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Commission File Number: 333-202970

Date of Report (Date of earliest event reported): June 15, 2020

Vitalibis, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	30-0828224
(State of incorporation)	(IRS Employer ID Number)

3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169
Address of Principal Executive Office

(Previous Address of principal executive offices)

702-944-9620
Registrant’s telephone number, including area code

________________________________________

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:

None

Name of each exchange on which registered:

None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class:

None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.03 Bankruptcy and Reorganization Under Chapter 11

On June 15, 2020, Vitalibis, Inc. (the “Company”) filed a voluntary petition (the “Bankruptcy Petition”) for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Nevada (the “Court”). The Company intends to use this court-supervised process to continue its review of a range of options to maximize value and address its financial obligations

The Company continues to operate its business and manage its wellness and technology assets as a “debtor-in-possession” under the jurisdiction of the Court and in accordance with the Bankruptcy Code and orders of the Court. The Company has filed a number of customary “first day” motions seeking Court authorization to support its operations during the court-supervised process. The Company expects to receive Court approval for these requests shortly.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2020

VITALIBIS, Inc.

By: /s/ Steve Raack

Steve Raack

President and Chief Executive Officer